[PRICEWATERHOUSECOOPERS LOGO]


                                                  PricewaterhouseCoopers LLP
                                                  1177 Avenue of the Americas
                                                  New York NY  10036
                                                  Telephone (646) 471 4000
                                                  Facsimile (646) 471 4100


                        CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Prospectus constituting part of this Post-Effective Amendment No. 4 to the Registration Statement on Form S-6 (the "Registration Statement") of our report dated March 12, 2002, relating to the financial statements of New York Life Insurance and Annuity Corporation, and of our report dated February 26, 2002, relating to the financial statements of New York Life Insurance and Annuity Corporation Corporate Sponsored Variable Universal Life Separate Account-I. We also consent to the reference to us under the heading "Experts" which appears in such Prospectus.


/s/ PRICEWATERHOUSECOOPERS LLP
December 23, 2002